UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2012 Donald Santel, a director of Anthera Pharmaceuticals, Inc. (the “Company”), resigned from the Board of Directors of the Company effective upon the Company’s 2012 Annual Meeting of Stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2012 Annual Meeting of Stockholders held on May 8, 2012:

(i) The election of four Class III directors, as nominated by the Board of Directors, to hold office until the 2015 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

(ii) The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

The proposals are described in detail in the Company’s Proxy Statement filed with the SEC on March 29, 2012.

The number of shares of common stock entitled to vote at the annual meeting was 41,034,820.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 37,046,066.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)                                 Election of four Class III Directors.

Director Nominee	Votes For	Votes Withheld
James I. Healy, M.D., Ph.D.	26,990,900	75,658
Christopher S. Henney, Ph.D.	26,990,900	75,658
Daniel K. Spiegelman	23,072,842	3,993,716
Paul F. Truex	26,990,900	75,658

There were 9,979,508 broker non-votes regarding the election of directors.

(b)                                 Ratification of Auditors.

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  The results of the voting included 36,948,122 votes for, 9,426 votes against, and 88,518 votes abstained.

There were no broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012	Anthera Pharmaceuticals, Inc.

	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer